Exhibit 1.01

Fortune Brands Home & Security, Inc.

Conflict Minerals Report

Year Ended December 31, 2015

Summary

Fortune Brands Home & Security, Inc. (“Fortune Brands” the “Company”, “we”, “us”, or “our”) determined that tin, tantalum, tungsten and/or gold (the “Conflict Minerals”) were necessary for the production or functionality of products manufactured or contracted for manufacture by Fortune Brands in calendar year 2015 and is therefore subject to reporting under Section 1502(b) of the Dodd Frank Act, and Rule 13p-1 under the Securities Exchange Act of 1934. After conducting a reasonable country of origin inquiry (“RCOI”) regarding the applicable Conflict Minerals, Fortune Brands had reason to believe that some of the Conflict Minerals may have originated in the Democratic Republic of the Congo or an adjoining country (together, the “Conflict Region”) and therefore was subject to the exercise of due diligence as described in this Conflict Minerals Report (“Report”), which is presented to comply with Rule 13p-1 of the Securities Exchange Act of 1934.

1.	Company Overview.

We are a leading home and security products company that creates products and services that help fulfill the dreams of homeowners and help people feel more secure. The Company’s four segments are: Cabinets, Plumbing, Doors and Security and our brands in 2015 included MasterBrand cabinets, Moen faucets, Therma-Tru entry door systems, Master Lock security products and Sentry Safe personal safes.1 Fortune Brands does not directly source any Conflict Minerals that may be used in the products it manufactures or contracts to manufacture. Because of the size of the Company, the complexity of our products and the manufacturing process, and because of the constant evolution of our supply chain, we relied on our direct suppliers to provide us with information on the origin of the Conflict Minerals that are supplied to them from upstream suppliers when conducting our RCOI and our due diligence process.

2.	Design of Due Diligence Process.

Fortune Brands designed its due diligence process and methodology to conform in all material respects with the framework of the Organization for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict- Affected and High-Risk Areas (Second Edition, OECD 2013) and the supplements thereto (together, the “OECD Framework”).

3.	Due Diligence Measures Undertaken.

Fortune Brands undertook the following measures as part of its Conflict Minerals due diligence:

A.	Established Company Management Systems:

The Company maintained a Conflict Minerals task force headed by the Fortune Brands’ legal department and which includes representatives from each business unit. The task force continued to educate senior management on the requirements of the legislation and work with the representatives of the Company’s businesses to help determine the scope of our due diligence, and the best methods to contact, educate, and survey our suppliers.

We employed our system of supply chain traceability to identify the facilities in our supply chain that may have supplied Conflict Minerals for our 2015 products. This system included identification of suppliers of materials for the 2015 products, outreach to these suppliers, and evaluation of information received from these suppliers (as described further in Part B below). Regular reports on the progress of the Conflict Minerals program were made to internal company management teams including our General Counsel, our Chief Financial Officer, our Chief Auditor and our Principal Accounting Officer periodically.

[1]	FBHS sold its Waterloo business to a privately held company in 2015. This report reflects information from a portion of the supply chain for Waterloo products.

The Company also continued to maintain control systems which include our many standards, policies and procedures designed to provide guidelines on how to conduct business in an ethical and responsible manner and how to report grievances. Please see our Annual Report on Form 10-K for more information on these controls and our Code of Conduct (Supplier Code of Conduct) and other related policies, all of which can be found at www.FBHS.com.

B.	Identify and Assess Risks in the Supply Chain:

Fortune Brands relied on information provided by our suppliers to assist with our due diligence efforts. Specifically, we took the following steps as part of our Conflict Minerals due diligence process:

•	Identified our direct suppliers which provided raw materials or components used in the production of those products reasonably believed to contain one or more Conflict Minerals;

•	Contacted the identified suppliers and, together with a cover letter explaining the intent and purpose of our request, sent our direct suppliers the Conflict Free Sourcing Initiative’s Conflict Minerals Reporting Template (the “Template”);

•	Requested from those suppliers confirmation of the presence of necessary Conflict Minerals in the raw materials or components they supplied to Fortune Brands and information regarding the origin of those minerals. The Template also included questions regarding the suppliers’ conflict mineral policies, due diligence processes, engagement with their supply chains and a listing of the smelters/refiners used to process the necessary Conflict Minerals;

•	Followed-up with unresponsive suppliers to request compliance with our requests for information and documentation; and

•	Reviewed, compiled and analyzed the responses for each responding supplier.

C.	Design and Implement a Strategy to Respond to Identified Risks.

Fortune Brands continued to implement a strategy for complying with the Conflict Minerals reporting requirements, which included establishing a timeline for the sending, collection and analysis of the responses to the Template we gathered as part of our due diligence process. Fortune Brands continued to use a task force to coordinate the process and the collection of data. Members of this task force worked to incorporate insights gained during the 2013 and 2014 reporting cycles to improve the accuracy of the 2015 due diligence process. This included identifying incomplete or internally inconsistent supplier responses, and working to obtain additional information and accurate responses. Members of Senior management received periodic reports and updates regarding the due diligence process. In addition, the business units had discussions with the Company’s legal department throughout the process.

D.	Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain.

As a downstream company with no direct relationships with smelters/refiners, we did not directly engage in any third-party audits of smelters of refiners in our supply chain.

E.	Report on Supply Chain Due Diligence.

A copy of this Conflict Minerals Report can be found on our website at www.FBHS.com

4.	Results of Due Diligence Process.

As part of our internal assessment, we identified our global suppliers who were potentially supplying products that contained Conflict Minerals. Each supplier was sent a cover letter, background on the Template and the Template. The vast majority of our suppliers responded. However, many of the responses were incomplete or had inconsistencies with the data reported. All of our segments had products that were subject to our due diligence efforts. For more information about our products, please refer to our Annual Report on Form 10-K for year ended 2015.

Fortune Brands was unable, after exercising the due diligence described in this Conflict Minerals Report, to determine the country of origin of some necessary Conflict Minerals in our 2015 products or whether any of the necessary Conflict Minerals may have directly or indirectly financed or benefited an armed group in the Conflict Region.

Facilities used to process necessary Conflict Minerals and country of origin

As a result of the Company’s due diligence process, 324 smelters and refiners were reported to us by our responsive direct suppliers as having potentially processed necessary Conflict Minerals contained in our 2015 products. Of these, 215 are included on the Conflict Free Smelter List as facilities that have been verified and found to be compliant with the Conflict-Free Smelter Program (“CFSP”) assessment protocols, and another 48 facilities have committed to undergo a CFSP audit. Appendix A sets forth a list of the facilities our suppliers identified, with CFSP-compliant smelters identified as “Conflict Free” and those committed to an audit identified as “Active.” The vast majority of our direct suppliers provided the information on smelters and refiners at their company level (i.e., representing the smelters and refiners associated with all product offerings of the supplier that contained Conflict Minerals) and did not customize the information for Fortune Brands or the specific materials supplied to the Company. We were therefore unable to confirm that the Conflict Minerals in our 2015 products were necessarily processed by the reported smelters and refiners.

Efforts to determine the mine or location of origin

We have determined that seeking information about the smelters and refiners of Conflict Minerals in our supply chain and utilizing the tools and information developed by industry organizations to assess the due diligence practices of these entities represent the most reasonable efforts we can make to determine the mines or locations of origin of the Conflict Minerals in our supply chains and products.

5.	Steps to Improve Due Diligence Efforts in 2016

The Company intends to continue to take the following steps to improve our Conflict Minerals due diligence process:

•	Continue to engage our suppliers that have not fully responded to our requests for Conflict Minerals information, ultimately seeking to obtain complete responses from all of our direct suppliers of materials containing Conflict Minerals, to determine:

•	the use of Conflict Minerals;

•	the country of origin of those Conflict Minerals;

•	the use of scrap or recycled sources of those Conflict Minerals; and

•	the source and chain of custody of those Conflict Minerals there is reason to believe may have originated in the covered countries and that were not obtained from scrap or recycled sources.

•	Work with relevant trade associations and industry organizations to define and improve best practices and build leverage over the supply chain.

Appendix A

Mineral	Facility	Conflict Free	Active Smelter

Gold	Advanced Chemical Company	X

Gold	Aida Chemical Industries Co., Ltd.	X

Gold	Aktyubinsk Copper Company TOO

Gold	Al Etihad Gold Refinery DMCC

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	X

Gold	Almalyk Mining and Metallurgical Complex (AMMC)		X

Gold	AngloGold Ashanti Córrego do Sítio Mineração	X

Gold	Argor-Heraeus SA	X

Gold	Asahi Pretec Corporation	X

Gold	Asahi Refining Canada Limited	X

Gold	Asahi Refining USA Inc.	X

Gold	Asaka Riken Co., Ltd.	X

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.

Gold	Aurubis AG	X

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	X

Gold	Bauer Walser AG

Gold	Boliden AB	X

Gold	C. Hafner GmbH + Co. KG	X

Gold	Caridad

Gold	CCR Refinery - Glencore Canada Corporation	X

Gold	Cendres + Métaux SA		X

Gold	Chimet S.p.A.	X

Gold	Chugai Mining

Mineral	Facility	Conflict Free	Active Smelter

Gold	Daejin Indus Co., Ltd.		X

Gold	Daye Non-Ferrous Metals Mining Ltd.

Gold	DODUCO GmbH	X

Gold	Dowa	X

Gold	DSC (Do Sung Corporation)		X

Gold	Eco-System Recycling Co., Ltd.	X

Gold	Elemetal Refining, LLC	X

Gold	Emirates Gold DMCC	X

Gold	Faggi Enrico S.p.A.		X

Gold	Fidelity Printers and Refiners Ltd.

Gold	Gansu Seemine Material Hi-Tech Co., Ltd.

Gold	Geib Refining Corporation		X

Gold	Great Wall Precious Metals Co., Ltd. of CBPM

Gold	Guangdong Jinding Gold Limited

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.

Gold	Heimerle + Meule GmbH	X

Gold	Heraeus Ltd. Hong Kong	X

Gold	Heraeus Precious Metals GmbH & Co. KG	X

Gold	Hunan Chenzhou Mining Co., Ltd.

Gold	Hwasung CJ Co., Ltd.

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	X

Gold	Ishifuku Metal Industry Co., Ltd.	X

Gold	Istanbul Gold Refinery	X

Mineral	Facility	Conflict Free	Active Smelter

Gold	Japan Mint	X

Gold	Jiangxi Copper Company Limited	X

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	X

Gold	JSC Uralelectromed	X

Gold	JX Nippon Mining & Metals Co., Ltd.	X

Gold	Kaloti Precious Metals

Gold	Kazakhmys Smelting LLC

Gold	Kazzinc	X

Gold	Kennecott Utah Copper LLC	X

Gold	KGHM Polska Miedź Spółka Akcyjna		X

Gold	Kojima Chemicals Co., Ltd.	X

Gold	Korea Metal Co., Ltd.

Gold	Korea Zinc Co. Ltd.		X

Gold	Kyrgyzaltyn JSC

Gold	L’ azurde Company For Jewelry

Gold	Lingbao Gold Company Limited

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.

Gold	LS-NIKKO Copper Inc.	X

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.

Gold	Materion	X

Gold	Matsuda Sangyo Co., Ltd.	X

Gold	Metahub Industries Sdn. Bhd.

Gold	Metalor Technologies (Hong Kong) Ltd.	X

Gold	Metalor Technologies (Singapore) Pte., Ltd.	X

Mineral	Facility	Conflict Free	Active Smelter

Gold	Metalor Technologies (Suzhou) Ltd.		X

Gold	Metalor Technologies SA	X

Gold	Metalor USA Refining Corporation	X

Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	X

Gold	Mitsubishi Materials Corporation	X

Gold	Mitsui Mining and Smelting Co., Ltd.	X

Gold	MMTC-PAMP India Pvt., Ltd.	X

Gold	Morris and Watson

Gold	Moscow Special Alloys Processing Plant	X

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	X

Gold	Navoi Mining and Metallurgical Combinat		X

Gold	Nihon Material Co., Ltd.	X

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	X

Gold	Ohura Precious Metal Industry Co., Ltd.	X

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	X

Gold	OJSC Kolyma Refinery

Gold	OJSC Novosibirsk Refinery	X

Gold	PAMP SA	X

Gold	Penglai Penggang Gold Industry Co., Ltd.

Gold	Prioksky Plant of Non-Ferrous Metals	X

Gold	PT Aneka Tambang (Persero) Tbk	X

Gold	PX Précinox SA	X

Gold	Rand Refinery (Pty) Ltd.	X

Gold	Republic Metals Corporation	X

Mineral	Facility	Conflict Free	Active Smelter

Gold	Royal Canadian Mint	X

Gold	SAAMP

Gold	Sabin Metal Corp.

Gold	Samduck Precious Metals		X

Gold	SAMWON Metals Corp.

Gold	SAXONIA Edelmetalle GmbH		X

Gold	Schone Edelmetaal B.V.	X

Gold	SEMPSA Joyería Platería SA	X

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	X

Gold	Sichuan Tianze Precious Metals Co., Ltd.	X

Gold	Singway Technology Co., Ltd.	X

Gold	So Accurate Group, Inc.

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	X

Gold	Solar Applied Materials Technology Corp.	X

Gold	Sudan Gold Refinery

Gold	Sumitomo Metal Mining Co., Ltd.	X

Gold	T.C.A S.p.A	X

Gold	Tanaka Kikinzoku Kogyo K.K.	X

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	X

Gold	Tokuriki Honten Co., Ltd.	X

Gold	Tongling Nonferrous Metals Group Co., Ltd.

Gold	Tony Goetz NV

Gold	Torecom		X

Mineral	Facility	Conflict Free	Active Smelter

Gold	Umicore Brasil Ltda.	X

Gold	Umicore Precious Metals Thailand	X

Gold	Umicore SA Business Unit Precious Metals Refining	X

Gold	United Precious Metal Refining, Inc.	X

Gold	Valcambi SA	X

Gold	Western Australian Mint trading as The Perth Mint	X

Gold	WIELAND Edelmetalle GmbH		X

Gold	Yamamoto Precious Metal Co., Ltd.	X

Gold	Yokohama Metal Co., Ltd.	X

Gold	Yunnan Copper Industry Co., Ltd.

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	X

Gold	Zijin Mining Group Co., Ltd. Gold Refinery	X

Tantalum	Avon Specialty Metals Ltd

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	X

Tantalum	Conghua Tantalum and Niobium Smeltry	X

Tantalum	D Block Metals, LLC	X

Tantalum	Duoluoshan	X

Tantalum	E.S.R. Electronics		X

Tantalum	Exotech Inc.	X

Tantalum	F&X Electro-Materials Ltd.	X

Tantalum	FIR Metals & Resource Ltd.	X

Tantalum	Global Advanced Metals Aizu	X

Tantalum	Global Advanced Metals Boyertown	X

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	X

Mineral	Facility	Conflict Free	Active Smelter

Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch

Tantalum	H.C. Starck Co., Ltd.	X

Tantalum	H.C. Starck GmbH Goslar	X

Tantalum	H.C. Starck GmbH Laufenburg	X

Tantalum	H.C. Starck Hermsdorf GmbH	X

Tantalum	H.C. Starck Inc.	X

Tantalum	H.C. Starck Ltd.	X

Tantalum	H.C. Starck Smelting GmbH & Co.KG	X

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	X

Tantalum	Hi-Temp Specialty Metals, Inc.	X

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	X

Tantalum	Jiangxi Tuohong New Raw Material	X

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	X

Tantalum	Jiujiang Tanbre Co., Ltd.	X

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	X

Tantalum	KEMET Blue Metals	X

Tantalum	KEMET Blue Powder	X

Tantalum	King-Tan Tantalum Industry Ltd.	X

Tantalum	LSM Brasil S.A.	X

Tantalum	Metallurgical Products India Pvt., Ltd.	X

Tantalum	Mineração Taboca S.A.	X

Tantalum	Mitsui Mining & Smelting	X

Tantalum	Molycorp Silmet A.S.	X

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	X

Mineral	Facility	Conflict Free	Active Smelter

Tantalum	Plansee SE Liezen	X

Tantalum	Plansee SE Reutte	X

Tantalum	QuantumClean	X

Tantalum	Resind Indústria e Comércio Ltda.	X

Tantalum	RFH Tantalum Smeltry Co., Ltd.	X

Tantalum	Solikamsk Magnesium Works OAO	X

Tantalum	Taki Chemicals	X

Tantalum	Telex Metals	X

Tantalum	Tranzact, Inc.	X

Tantalum	Ulba Metallurgical Plant JSC	X

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	X

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	X

Tantalum	Zhuzhou Cemented Carbide	X

Tin	Alpha	X

Tin	An Thai Minerals Company Limited		X

Tin	An Vinh Joint Stock Mineral Processing Company		X

Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited		X

Tin	China Tin Group Co., Ltd.	X

Tin	CNMC (Guangxi) PGMA Co., Ltd.

Tin	Cooperativa Metalurgica de Rondônia Ltda.	X

Tin	CV Ayi Jaya	X

Tin	CV Dua Sekawan		X

Tin	CV Gita Pesona	X

Tin	CV Serumpun Sebalai	X

Mineral	Facility	Conflict Free	Active Smelter

Tin	CV Tiga Sekawan		X

Tin	CV United Smelting	X

Tin	CV Venus Inti Perkasa	X

Tin	Dowa	X

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company		X

Tin	Elmet S.L.U. (Metallo Group)	X

Tin	EM Vinto	X

Tin	Estanho de Rondônia S.A.

Tin	Feinhütte Halsbrücke GmbH

Tin	Fenix Metals	X

Tin	Gejiu Fengming Metalurgy Chemical Plant		X

Tin	Gejiu Kai Meng Industry and Trade LLC		X

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	X

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.		X

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.

Tin	Guanyang Guida Nonferrous Metal Smelting Plant		X

Tin	HuiChang Hill Tin Industry Co., Ltd.		X

Tin	Huichang Jinshunda Tin Co., Ltd.

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	X

Tin	Linwu Xianggui Ore Smelting Co., Ltd.

Tin	Magnu’s Minerais Metais e Ligas Ltda.	X

Tin	Malaysia Smelting Corporation (MSC)	X

Tin	Melt Metais e Ligas S/A	X

Tin	Metahub Industries Sdn. Bhd.

Mineral	Facility	Conflict Free	Active Smelter

Tin	Metallic Resources, Inc.	X

Tin	Metallo Chimique

Tin	Metallo-Chimique N.V.	X

Tin	Mineração Taboca S.A.	X

Tin	Minsur	X

Tin	Mitsubishi Materials Corporation	X

Tin	Nankang Nanshan Tin Manufactory Co., Ltd.

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company		X

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	X

Tin	O.M. Manufacturing Philippines, Inc.	X

Tin	Operaciones Metalurgical S.A.	X

Tin	Phoenix Metal Ltd.		X

Tin	PT Alam Lestari Kencana

Tin	PT Aries Kencana Sejahtera	X

Tin	PT Artha Cipta Langgeng	X

Tin	PT ATD Makmur Mandiri Jaya	X

Tin	PT Babel Inti Perkasa	X

Tin	PT Bangka Kudai Tin

Tin	PT Bangka Prima Tin	X

Tin	PT Bangka Putra Karya

Tin	PT Bangka Timah Utama Sejahtera

Tin	PT Bangka Tin Industry	X

Tin	PT Belitung Industri Sejahtera	X

Tin	PT BilliTin Makmur Lestari	X

Mineral	Facility	Conflict Free	Active Smelter

Tin	PT Bukit Timah	X

Tin	PT Cipta Persada Mulia	X

Tin	PT DS Jaya Abadi	X

Tin	PT Eunindo Usaha Mandiri	X

Tin	PT Fang Di MulTindo

Tin	PT Inti Stania Prima	X

Tin	PT Justindo	X

Tin	PT Karimun Mining		X

Tin	PT Kijang Jaya Mandiri		X

Tin	PT Mitra Stania Prima	X

Tin	PT Panca Mega Persada	X

Tin	PT Pelat Timah Nusantara Tbk

Tin	PT Prima Timah Utama	X

Tin	PT Refined Bangka Tin	X

Tin	PT Sariwiguna Binasentosa	X

Tin	PT Seirama Tin Investment

Tin	PT Stanindo Inti Perkasa	X

Tin	PT Sukses Inti Makmur	X

Tin	PT Sumber Jaya Indah	X

Tin	PT Timah (Persero) Tbk Kundur	X

Tin	PT Timah (Persero) Tbk Mentok	X

Tin	PT Tinindo Inter Nusa	X

Tin	PT Tirus Putra Mandiri

Tin	PT Tommy Utama	X

Mineral	Facility	Conflict Free	Active Smelter

Tin	PT Wahana Perkit Jaya	X

Tin	Resind Indústria e Comércio Ltda.	X

Tin	Rui Da Hung	X

Tin	Soft Metais Ltda.	X

Tin	Thaisarco	X

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company		X

Tin	VQB Mineral and Trading Group JSC	X

Tin	White Solder Metalurgia e Mineração Ltda.	X

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.		X

Tin	Yunnan Tin Company, Ltd.	X

Tungsten	A.L.M.T. TUNGSTEN Corp.	X

Tungsten	ACL Metais Eireli		X

Tungsten	Asia Tungsten Products Vietnam Ltd.	X

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.		X

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	X

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	X

Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.		X

Tungsten	Dayu Weiliang Tungsten Co., Ltd.		X

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	X

Tungsten	Ganxian Shirui New Material Co., Ltd.

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	X

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.		X

Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.		X

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	X

Mineral	Facility	Conflict Free	Active Smelter

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	X

Tungsten	Global Tungsten & Powders Corp.	X

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	X

Tungsten	H.C. Starck GmbH	X

Tungsten	H.C. Starck Smelting GmbH & Co.KG	X

Tungsten	Hunan Chenzhou Mining Co., Ltd.	X

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	X

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	X

Tungsten	Hydrometallurg, JSC	X

Tungsten	Japan New Metals Co., Ltd.	X

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.		X

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.		X

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	X

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	X

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.		X

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	X

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.		X

Tungsten	Kennametal Fallon	X

Tungsten	Kennametal Huntsville	X

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	X

Tungsten	Moliren Ltd		X

Tungsten	Niagara Refining LLC	X

Mineral	Facility	Conflict Free	Active Smelter

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC		X

Tungsten	Philippine Chuangin Industrial Co., Inc.	X

Tungsten	Pobedit, JSC		X

Tungsten	Sanher Tungsten Vietnam Co., Ltd.

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	X

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	X

Tungsten	Wolfram Bergbau und Hütten AG	X

Tungsten	Woltech Korea Co., Ltd.		X

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	X

Tungsten	Xiamen Tungsten Co., Ltd.	X

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.		X

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	X

Countries of origin of the conflict minerals these facilities process are believed to include one or more of the following countries:

Australia, Austria, Belgium, Bolivia, Brazil, Canada, China, Estonia, France, Germany, India, Indonesia, Italy, Japan, Kazakhstan, Republic of Korea, Kyrgyzstan, Malaysia, Mexico, Netherlands, Peru, Philippines, Poland, Russian Federation, Rwanda, South Africa, Saudi Arabia, Singapore, South Africa, Spain, Sudan, Sweden, Taiwan, Thailand, Turkey, United Arab Emirates, United States, Uzbekistan, Vietnam, Zimbabwe